UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2022
Austerlitz Acquisition Corporation II
(Exact name of Registrant as Specified in its Charter)

Cayman Islands	001-40112	98-1583275
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1701 Village Center Circle
Las Vegas, Nevada 89134
(Addresses of principal executive offices)

(702) 323-7330
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Units, each consisting of one Class A Ordinary Share and one-fourth of one Warrant	ASZ.U	New York Stock Exchange
Class A Ordinary Shares, par value $0.0001 per share	ASZ	New York Stock Exchange
Warrants, each whole Warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share	ASZ WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.
On October 3, 2022, Austerlitz Acquisition Corporation II (the “Company”) issued a press release announcing that the Company's sponsors, Cannae Holdings, Inc. and Trasimene Capital Management, LLC, are seeking approval of the Company’s shareholders to redeem its outstanding Class A ordinary shares for cash held in its trust account prior to December 31, 2022 (the "Redemption"). The Company filed a preliminary proxy statement (the "Preliminary Proxy Statement") which contains proposals to amend and restate the Company's Amended and Restated Memorandum and Articles of Association (the "Articles") and to amend the Company's Investment Management Trust Agreement (the "Trust Agreement"). The amended and restated Articles and amended Trust Agreement will allow the Company to effect the Redemption. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Investors are encouraged to read the Preliminary Proxy Statement which can be found on the SEC's website at www.sec.gov.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
99.1	Press Release
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Austerlitz Acquisition Corporation II
Date:	October 3, 2022	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	General Counsel and Corporate Secretary